Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Management and Organization” and “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 30, 2022, and each included in this Post-Effective Amendment No. 290 to the Registration Statement (Form N-1A, File No. 333-57793) of SPDR Series Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports, dated March 1, 2022, with respect to the financial statements and financial highlights of SPDR Series Trust (comprising SPDR Bloomberg Barclays Emerging Markets Local Bond ETF, SPDR Bloomberg Barclays International Corporate Bond ETF, SPDR Bloomberg Barclays International Treasury Bond ETF, SPDR Bloomberg Barclays Short Term International Treasury Bond ETF and SPDR FTSE International Government Inflation-Protected Bond ETF), included in the Annual to Shareholders (Form N-CSR) Report of SPDR Series Trust for the year ended December 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 27, 2022